UNION PLANTERS CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

Adjusted for the Three-For-Two Stock Split

	Three Months Ended March 31,	Years Ended December 31,
	2002	2001	2000	1999	1998	1997
Basic	(Dollars in thousands, except per share data)
Net earnings	$ 125,923	$ 443,550	$ 409,310	$ 409,998	$ 225,606	$ 339,835
Less preferred dividends	(234)	(1,388)	(1,607)	(1,758)	(2,074)	(4,942)
Net earnings applicable to common shares	$ 125,689	$ 442,162	$ 407,703	$ 408,240	$ 223,532	$ 334,893

Average common shares outstanding	205,449,486	205,543,115	202,756,202	212,781,381	208,551,618	198,677,214

Net earnings per common share - basic	$0.61	$2.15	$2.01	$1.92	$1.07	$1.69

Diluted
Net earnings	$125,923	$443,550	$409,310	$409,998	$225,606	$339,835
Less dividends on nonconvertible preferred stock	--	--	--	--	--	(3)
Elimination of interest on convertible debt	--	--	--	36	220	1,892

Net earnings applicable to common shares	$125,923	$443,550	$409,310	$410,034	$225,826	$341,724

Average common shares outstanding	205,449,486	205,543,115	202,756,202	212,781,381	208,551,618	198,677,214
Stock option adjustment	1,886,714	1,142,606	709,181	1,325,363	2,545,304	2,950,812
Preferred stock adjustment	1,076,279	1,356,816	1,518,062	1,673,826	2,387,348	3,872,223
Effect of other dilutive securities	--	--	--	193,197	554,994	1,829,630
Average common shares outstanding	208,412,479	208,042,537	204,983,445	215,973,767	214,039,264	207,329,879

Net earnings per common share - diluted	$0.60	$2.13	$2.00	$1.90	$1.06	$1.65

Shares outstanding	205,216,583	206,113,331	202,102,262	207,731,072	212,887,437	201,797,459
Book value per common share	$15.69	$15.56	$14.35	$13.26	$13.91	$13.97
Cash dividend per share	0.33	1.33	1.33	1.33	1.33	1.00